UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Consent Revocation Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Consent Revocation Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Barnwell Industries, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee previously paid with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BARNWELL INDUSTRIES, INC.
CONSENT REVOCATION STATEMENT
BY THE BOARD OF DIRECTORS OF BARNWELL INDUSTRIES, INC.

April 11, 2025

This consent revocation statement (including the appendix attached hereto, this “Consent Revocation Statement”) and the enclosed WHITE consent revocation card (the “Consent Revocation Card”) are being furnished by the board of directors (the “Board”) of Barnwell Industries, Inc., a Delaware corporation (the “Company” or “Barnwell”), as of the Record Date (as defined below), to the holders of outstanding shares of the Company’s common stock, par value $0.50 per share (the “Common Stock”) in connection with the Board’s opposition to the solicitation of written consents from the Company’s stockholders (the “Sherwood Group Consent Solicitation”) by Ned L. Sherwood (“Sherwood”) and certain of his affiliates (collectively with Sherwood, the “Sherwood Group”). This Consent Revocation Statement and the enclosed WHITE Consent Revocation Card are first being mailed to stockholders on or about April 11, 2025.

The purpose of the Sherwood Group Consent Solicitation is to replace all four incumbent directors that you duly elected with a slate of nominees chosen by the Sherwood Group (the “Sherwood Group Nominees”). The Sherwood Group proposes to effect this by soliciting your written consent to its proposals, which are described in this Consent Revocation Statement.

A consent in favor of the Sherwood Group’s proposals would be a consent to replace all four of the Board’s directors with the Sherwood Group Nominees. The Sherwood Group also seeks your consent to repeal certain changes to the Amended and Restated By-Laws of the Company (the “Bylaws”) related to the Sherwood Group’s campaign. In considering the Sherwood Group’s Consent Solicitation, the Board believes that it is important for stockholders to recognize that the Sherwood Group has not put forward any detailed plan for the Company. In addition, as a stockholder of the Company, the Sherwood Group does not have a fiduciary duty to act in the best interests of the Company’s stockholders (including its selection of nominees to serve on your Board, who also do not, and will not, have any such duty, unless elected to the Board).

YOUR BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF OUR STOCKHOLDERS AND OPPOSES THE SHERWOOD GROUP CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY BLUE CONSENT CARD SENT TO YOU BY THE SHERWOOD GROUP BUT INSTEAD TO SIGN, DATE AND PROMPTLY MAIL THE WHITE CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

The record date for purposes of determining stockholders entitled to give their written consent to the Sherwood Group Proposals (as defined below) is the close of business on March 14, 2025 (the “Record Date”). Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Sherwood Group Consent Solicitation.

As of the Record Date, there were 10,053,534 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on the Sherwood Group Proposals. The Sherwood Group Proposals will not be effective unless the delivery of the written consents complies with the Bylaws and with Section 228(c) of the Delaware General Corporation Law (“DGCL”). For the Sherwood Group Proposals to be effective under Delaware law and the Bylaws, properly completed and unrevoked written consents from holders as of the Record Date representing at least a majority of the Common Stock outstanding and entitled to vote as of the close of business on the Record Date must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. A stockholder delivered the first written consent to the Company on March 14, 2025. Therefore, properly completed and unrevoked consents must be received from holders of the requisite number of shares of Common Stock outstanding and entitled to vote no later than May 13, 2025 under applicable law in order for the Sherwood Group Proposals to become effective.

If you have previously signed and returned the Sherwood Group’s blue consent card, you have every right to change your decision and revoke your consent prior to the time the consents become effective. Whether or not you have signed the blue consent card, we urge you to mark the “REVOKE MY CONSENT” boxes on the enclosed WHITE Consent Revocation Card and to sign, date and promptly mail the WHITE Consent Revocation Card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a WHITE Consent Revocation Card. PLEASE ACT TODAY AND MAKE YOUR VOICE HEARD REGARDING THE FUTURE OF YOUR COMPANY.

If you have any questions about giving your consent revocation or require assistance, please contact Okapi Partners LLC (“Okapi”). Stockholders may call Okapi at +1 (877) 869-0171 or email Okapi at barnwell@okapipartners.com.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF CONSENT REVOCATION MATERIALS:

You may obtain without charge this Consent Revocation Statement and any other consent solicitation materials provided by the Company on the Company’s website at www.brninc.com or by writing to:

Barnwell Industries, Inc.
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(808) 531-8400

ii

TABLE OF CONTENTS

DESCRIPTION OF THE SHERWOOD GROUP CONSENT SOLICITATION	4

BACKGROUND OF THE SHERWOOD GROUP SOLICITATION	5

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS AND REASONS FOR THE RECOMMENDATION	8

CERTAIN LITIGATION	11

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION	12

THE CONSENT PROCEDURE	14

SOLICITATION OF REVOCATION	15

APPRAISAL RIGHTS	15

INFORMATION ABOUT THE CURRENT DIRECTORS OF THE COMPANY	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2025 ANNUAL MEETING	19

OTHER MATTERS	19

ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS	19

FORWARD-LOOKING STATEMENTS	20

HOUSEHOLDING PROXY MATERIALS	20

IMPORTANT	20

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION	20

REQUESTS FOR CERTAIN DOCUMENTS	21

APPENDIX A TO CONSENT REVOCATION STATEMENT	A-1

iii

DESCRIPTION OF THE SHERWOOD GROUP CONSENT SOLICITATION

As set forth in the Sherwood Group Consent Solicitation and related materials filed with the SEC on March 14, 2025, the Sherwood Group is soliciting your consents to the following proposals (collectively, the “Sherwood Group Consent Proposals”):

	Sherwood Group Consent Proposal	Recommendation of the Board
1.
Repeal any amendment to the Company’s bylaws that is made by the Board and becomes effective on or after February 4, 2025 and prior to such proposal becoming effective (the “Bylaw Restoration Proposal”).
AGAINST

2.	The removal of the current members of the Board of Directors of Barnwell consisting of Kenneth S. Grossman, Joshua S. Horowitz, Alexander C. Kinzler, and Douglas. N. Woodrum (the “Removal Proposal”).	AGAINST

3.
The election to the Board of Directors of Barnwell of James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned L. Sherwood and Gregory W. Sullivan (the “Sherwood Nominees”), to serve on the Board of Directors until the 2026 annual meeting of the stockholders of the Company or his or her earlier resignation or removal (the “Board Election Proposal”).
AGAINST

A consent in favor of the Sherwood Group Consent Proposals would be a consent to remove all members of your duly elected Board. The Bylaw Restoration Proposal is designed to nullify revisions to the Bylaws that were adopted by the Board to protect the Company and its stockholders from Ned L. Sherwood (“Sherwood”) using methods to take control of Barnwell without paying a control premium.

The Board Election Proposal would have the primary effect of Sherwood taking complete control of Barnwell without paying a control premium.

BACKGROUND OF THE SHERWOOD GROUP SOLICITATION

The Sherwood Group’s Consent Solicitation is yet another attempt by Sherwood to seize control of Barnwell at the expense of its public stockholders, without offering our public stockholders any premium for control. Sherwood’s latest attempt to replace the entire Barnwell Board with his slate of hand-picked nominees continues his long history of disrupting the Company’s governance processes and interfering with the Company’s operations, while creating significant expense to the Company. The Company has sought several times to avoid the cost and distraction of Sherwood’s actions, including a recent settlement offer whereby five of seven directors would be individuals who previously were expressly approved by Sherwood, including Sherwood, himself. However, Sherwood’s sole interest appears to be to have 100% control of the Board and the Company. A brief summary of Sherwood’s self-serving, disruptive actions is warranted.

On January 27, 2021, the Company entered into a cooperation and support agreement (the “2021 Cooperation Agreement”) with the Sherwood Group and Bradley M. Tirpak (“Tirpak”) to settle a potential proxy contest pertaining to the election of directors to the Board at the Company’s 2021 annual meeting of stockholders. Pursuant to the 2021 Cooperation Agreement, Sherwood agreed, among other things, to abide by customary standstill provisions from January 27, 2021 until ten business days prior to the deadline for the submission of stockholder nominations for directors for the Company’s 2023 annual meeting of stockholders (the “Initial Standstill Period”), provided that the Company achieved a positive pre-tax profit, as defined in the 2021 Cooperation Agreement, for its fiscal year 2021 and met certain other conditions set forth in the Cooperation Agreement. Such standstill restrictions included, but were not limited to, restrictions on making any public disclosure, announcement, statement, proposal, plan or request with respect to controlling, changing or influencing the Board or management of Barnwell or any other material change in the Company’s management, compensation, business, corporate or governance structure.

Throughout 2021 and 2022, the Sherwood Group repeatedly breached the 2021 Cooperation Agreement during the Initial Standstill Period by (i) engaging in a solicitation, (ii) seeking additional representation on the Board, (iii) making a public disclosure with respect to controlling the Board, (iv) making a public disclosure involving the Company, (v) offering a then-new member of the Board the Company’s CEO position without consulting the full Board and seemingly to co-opt the director’s independence and (vi) publicly disparaging Company management and the Board. These breaches of the 2021 Cooperation Agreement resulted in a costly investigation, severely damaged the moral of the management team and resulted in the director’s resignation from the Board in March 2022, only seven months after his appointment. Also, almost immediately after entering in the 2021 Cooperation Agreement, Sherwood breached his obligations under the 2021 Cooperation Agreement by failing to vote his shares or even appear at the 2021 annual meeting of stockholders, further demonstrating Sherwood’s cavalier approach to his legal and contractual obligations.

Despite Sherwood’s repeated violations of the 2021 Cooperation Agreement, in order to settle a threatened proxy contest pertaining to the election of directors to the Board at the Company’s 2023 and 2024 annual meeting of stockholders, on January 21, 2023, Alexander Kinzler (“Kinzler”), the Company’s second largest stockholder, and Barnwell entered into another cooperation and support agreement (the “2023 Cooperation Agreement”) with the Sherwood Group. Pursuant to the 2023 Cooperation Agreement, the Company agreed to nominate two directors proposed by Sherwood, Douglas Woodrum (“Woodrum”) and Laurance Narbut (“Narbut”), two directors proposed by the Company, namely Kenneth S. Grossman (“Grossman”) and Kinzler, along with a new independent director, Joshua S. Horowitz (“Horowitz”), for election to the Board at the 2023 and 2024 annual meetings of stockholders.

Significantly, Horowitz was expressly approved by Sherwood as he was well-known to him and had previously been a co-portfolio manager with one of Sherwood’s original 2020 board designees, Tirpak. Similar to the 2021 Cooperation Agreement, the 2023 Cooperation Agreement included critical, highly negotiated terms prohibiting various action by the Sherwood Group that amounted to interference with Barnwell’s management, operations and Board. Also, until January 21, 2025, the Sherwood Group agreed to limit its purchase of shares of Common Stock that would cause its ownership position to exceed 30% of the outstanding shares of Common Stock of the Company. This limitation on purchases and the standstill restrictions expired on February 4, 2025. The standstill provisions in the 2023 Cooperation Agreement were highly negotiated and served as part of Barnwell’s consideration to accept the five-person slate of directors at the Company’s 2023 and 2024 annual meetings of stockholders, including Woodrum, Narbut and Horowitz.

Within a short time after executing the 2023 Cooperation Agreement, the Sherwood Group began taking actions in violation thereof, including multiple attempts to intimidate or co-opt members of the Board and management to express opposition to the Company’s business, management policies and corporate structure. These actions became a recurring matter for the Board and management to address, separate from their significantly more important obligations to oversee and manage Barnwell for the benefit of all stockholders. In mid-2024, Woodrum and Sherwood separately requested that Company management begin the hiring process for a new CFO, with Woodrum requesting to participate in the interview process. This communication took place without any prior discussion by the Board and ignored the Board’s authority as to the critical issue of transitioning from a 30-year veteran CFO to a new CFO. Sherwood has also consistently communicated veiled threats and demands for structural and operating changes to senior management and other Board members, all in direct violation of the 2023 Cooperation Agreement. These included (i) immediately eliminating all Hawaii personnel and operations, (ii) replacing the Company’s long-time outstanding SEC and corporate counsel (although neither Sherwood nor his designees have ever provided a less costly or objectively superior alternative), (iii) immediately selling the Company’s U.S. domestic energy investments and (iv) demanding termination of Alexander Kinzler from all Company positions, notwithstanding Mr. Kinzler’s decades-long institutional knowledge of the Company and cost-effective administrative and human resource services to the Company. In fact, Sherwood’s own designees have expressed their view that Kinzler provides valuable institutional knowledge and decades-long relationships important to maintaining smooth operations. Separately, in January 2025, the Sherwood Group filed two separate 14a-12 communications with the SEC, which violated the 2023 Cooperation Agreement.

In light of the potential pending expiration of the “standstill period” in the 2023 Cooperation Agreement and a threatened proxy contest or other actions that could be initiated by Sherwood in connection with the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), and taking into consideration Sherwood’s repeated violations of the 2023 Cooperation Agreement, the Board determined that it was in the best interest of Barnwell and its stockholders to form an ad hoc special committee of the Board (the “Special Committee”), consisting of Board members Grossman and Horowitz, for the limited purpose of making recommendations to the full Board with respect to various actions or alternatives that the full Board may choose to undertake regarding these matters. Formed on November 7, 2024 as a duly authorized Board committee permitted under the Company’s the Bylaws and Section 141(c) of the DGCL, the Special Committee also was charged with conducting settlement negotiations with Sherwood in an effort to resolve any potential or actual proxy contest and make recommendations to the full Board with respect to the terms and conditions of, and approval of, any subsequent settlement agreement with Sherwood.

On January 21, 2025, the Sherwood Group made a demand for inspection of books and records of Barnwell pursuant to DGCL Section 220 in contravention of the 2023 Cooperation Agreement.

On January 26, 2025, the Board, in line with the recommendation of the Special Committee, adopted a limited-duration shareholder rights plan (the “Rights Plan”) designed to protect the interests of the Company and all of its stockholders. The Rights Plan provides the Board sufficient time to make informed judgments and take actions that are in the best interests of Barnwell and all of its stockholders. The Rights Plan was adopted in response to the significant ownership position of the Sherwood Group and the refusal of the Sherwood Group to extend the 2023 Cooperation Agreement. The Board believed, and continues to believe, that it was prudent to adopt the Rights Plan after concerted efforts by the Special Committee to engage with the Sherwood Group were rebuffed and in light of statements made by Sherwood to members of the Board and management of the Company that he would obtain control of the Company in 2025. With the Rights Plan, the Board sought to deter the Sherwood Group from its efforts to take “creeping” control of the Company by purchasing more shares at the expiration of the 2023 Cooperation Agreement’s standstill period. An additional motivating factor considered by the Board when it decided to adopt the Rights Plan was the repeated failures by the Sherwood Group to timely file Forms 4, in violation of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. As Barnwell stated at the time of its adoption, the Rights Plan was, and continues to be, designed to enable Barnwell’s stockholders to realize the long-term value of their investment, provide an opportunity for stockholders to receive fair and equal treatment in the event of any proposed takeover of Barnwell and guard against tactics to gain control of Barnwell without paying stockholders an appropriate premium for that control.

In January 2025, Narbut advised the Board that the Sherwood Group (or one of its affiliates) made an investment in a Canadian oil and gas partnership formed and controlled by Narbut. In a separate conversation, Sherwood advised management that he had invested approximately $7 million in Narbut’s partnership. These commercial dealings between Sherwood and his representative on the Board (in this case, Narbut) presented a conflict of interest and demonstrates Sherwood’s attempt at exerting influence over the Board through questionable means. On February 21, 2025, the Company filed a Form 8-K disclosing that Narbut resigned as a director of the Company, effective February 19, 2025.

In late 2024 and early 2025, representatives of the Special Committee had certain communications with representatives of the Sherwood Group to see if there was a way to resolve the pending election contest at the 2025 Annual Meeting, including through an extension of the term of the existing 2023 Cooperation Agreement. The Special Committee also proposed a five-person board with two members selected by the Company, two representatives selected by the Sherwood Group, including Sherwood as Chairman of the board, and the Company’s CEO as the fifth member.

On February 14, 2025, the Sherwood Group delivered a defective and inaccurate nomination notice (the “Defective Sherwood Nomination Notice”) for the 2025 Annual Meeting, stating its intent to nominate five nominees, including Sherwood himself, to be elected to the Board at the 2025 Annual Meeting. The Sherwood Nomination Notice nominated each of Sherwood, Brian Henry, Heather Isidoro, Benjamin Pierson and Woodrum, only two of which the Sherwood Group seeks to install on the Board pursuant to the Sherwood Group Consent Solicitation – Sherwood himself and Heather Isidoro.

On February 18, 2025, in light of the potential conflicts of interests posed by certain directors selected by the Sherwood Group under the 2023 Cooperation Agreement, the Board formed an Executive Committee consisting of Horowitz, Grossman and Kinzler.

On February 24, 2025, the Company provided a prompt response by letter to the Sherwood Group, setting forth the numerous material inaccuracies in, and omissions from, the Defective Sherwood Nomination Notice (the “Company Response Letter”). Specifically, the Company Response Letter discussed the Sherwood Group’s failures to provide information necessary to make multiple disclosures required under the Bylaws, including information required to be disclosed in solicitations of proxies under Schedule 14A. These omissions included, among others, (i) information about the means of the solicitation; (ii) employees used for solicitation; (iii) the terms of any engagement with a proxy solicitation firm; (iv) the costs incurred and expected to be incurred by the Sherwood Group; (v) the responsibility for costs and potential reimbursement of costs; (vi) related party transactions; (vii) beneficial ownership of the Company’s Common Stock; and (viii) other information pertaining to the 2025 Annual Meeting. The Company Response Letter also identified several other defects in the Defective Sherwood Nomination Notice, including the Sherwood Group’s failures to accurately disclose the shares of Common Stock held by the Sherwood Group’s putative nominees; the failure to provide representations that the Ned L. Sherwood Revocable Trust would appear and present the Sherwood Group’s nominees at the 2025 Annual Meeting and the failure of the Sherwood Group’s nominees to consent to be named in the Company’s proxy statement for the 2025 Annual Meeting.

On March 4, 2025, without meeting or engaging with the Company to discuss its concerns, the Sherwood Group filed its preliminary consent solicitation statement with the SEC containing the Sherwood Group Proposals to remove and replace all of Barnwell’s directors and to repeal certain related changes to the Bylaws.

On March 5, 2025, Barnwell publicly announced through a press release that the slate of directors proposed by the Sherwood Group was disqualified because of the untimely, defective Sherwood Nomination Notice.

On March 9, 2025, the Sherwood Group sent a subsequent letter to the Company, in which it purported to provide the information required by the Bylaws and the federal securities laws that the Sherwood Group had failed to provide in the Defective Sherwood Nomination Notice. Neither the Bylaws nor any other applicable state or federal law or regulation permit such late “supplementation,” weeks after the advance-notice deadline has passed. As such, the Company sent an additional letter to the Sherwood Group on March 11, 2025 informing it that Company stood by its prior decision to disqualify the Sherwood Group’s nominees for election at the 2025 Annual Meeting.

On March 12, 2025 and March 13, 2025, the Sherwood Group filed revised preliminary consent solicitation statements with the SEC. In such filings, the Sherwood Group acknowledged that the slate of proposed directors they had put forth in the Defective Sherwood Nomination Notice differed largely from those included in the Sherwood Group Consent Solicitation, although the Sherwood Group was still continuing to proceed with its election contest at the 2025 Annual Meeting, expected to be held in May or June, 2025. On March 14, 2025, the Sherwood Group filed a definitive consent solicitation statement with the SEC containing the Sherwood Group Proposals.

On March 26, 2025, the Company commenced litigation to invalidate Sherwood’s director nominees set forth in the Defective Sherwood Nomination Notice for the 2025 Annual Meeting (see section herein entitled “Certain Litigation”)

On April 1, 2025, Barnwell filed its preliminary consent revocation statement with the SEC.

On April 11, 2025, Barnwell filed this consent revocation statement with the SEC.

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS
AND REASONS FOR THE RECOMMENDATION

For the following reasons, the Board opposes the Sherwood Consent Proposals and recommends that you NOT sign any blue consent card and disregard any consent solicitation materials sent to you by Sherwood. Whether or not you have previously executed a blue consent card, the Board encourages you to sign, date and return the enclosed WHITE Consent Revocation Card as soon as possible.

Sherwood Himself Lacks Expertise or Interest in the Oil and Gas Industry.

•
Sherwood has stated on multiple occasions that he doesn’t understand or like oil & gas or real estate, which have been the Company’s primary businesses throughout the period of the Sherwood Group’s share ownership and for decades prior. It is not a minor question to ask why he has continually invested in an oil & gas and real estate development company if he neither understands nor likes those businesses. This is of significant concern to the Board as the Sherwood Group’s statements and actions have damaged management morale and caused management to doubt a major shareholder’s commitment to their businesses, all in violation of the standstill descriptions described in the section of this Consent Revocation Statement entitled “Background of the Sherwood Group Solicitation”.

The Sherwood Group is Seeking to Take Control of the Company, and Lacks Any Concrete Plan to Maximize Stockholder Value.

•
Through its efforts to remove and replace the entire Board, the Sherwood Group is seeking to gain control of the Company. Despite repeated requests by the Company, the Sherwood Group has presented no detailed strategic plan for the Company and all indications are that its interests diverge from the best interests of all of the Company’s stockholders.

•
Sherwood has continuously stated that he has a plan to improve Barnwell. Barnwell has asked him repeatedly for details (or perhaps - a detail), but no further information is ever forthcoming. In fact, Sherwood has no plans or business strategy for Barnwell, other than to take control of the Company without paying a control premium. In fairness, Sherwood has provided some vague platitudes via email, including stating: “Summarizing my ultimate vision for BRN, I see the Company as a cash rich entity with a $40+ million tax loss carry-forward that will, via an acquisition, unlock/create meaningful shareholder value.” However, neither the source of the cash nor the plan for using the net operating loss carryover has ever been articulated. Over five years, neither Sherwood nor any of his numerous designees to the Board, have ever proposed such an acquisition or merger opportunity.

•
In addition, for a number of years Sherwood has lobbied Barnwell to immediately shut down all Hawaiian operations and sell the Canadian oil business at a fire sale price. The record over the last several years unequivocally demonstrates how wrong Sherwood has been, and that his apparent motivation has been to create a public shell to pursue leveraged M&A opportunities. With respect to immediately shutting down and liquidating the operations in Hawaii, it is clear that since 2020, the Board’s resistance to Sherwood‘s demands have greatly improved the Company’s operations and financial position.

•
In 2020, when the new Board was seated with three of Sherwood’s designees, Sherwood called for the sale of the Hawaii land division at any price, which the majority of the Board would not approve. Since mid-2020, that division has collected distributions in excess of $15,000,000 with virtually no offsetting expenses. In addition, the Company’s water well drilling subsidiary, which Sherwood’s representatives wanted sold at any price, contributed approximately $6,000,000 in cash flow in fiscal 2020 as a result of their performance of a cost-plus contract, which together with the land revenues, enabled the Company to navigate through the pandemic and reinvest in its Twining oil and gas property.

Your Board Believes it is in the Best Position to Serve the Interests of ALL of the Company’s Stockholders.

•	We believe that the removal of all of your experienced directors is not in the best interests of the Company’s stockholders. These directors were validly elected by the stockholders.

•
Each of the four directors that the Sherwood Group is seeking to remove — Kinzler, Grossman, Horowitz and Woodrum — has first-hand working knowledge of the Company, its operations and its employees. We encourage you to review the background and qualifications of each director that the Sherwood Group is attempting to remove from the Board, which is available under “Information about the Current Directors of the Company” on page 17 of this Consent Revocation Statement. We also believe that removing these directors could have a destabilizing effect on the Company, as no current directors of Barnwell would remain to preserve continuity.

•
We also do not believe that the election of the Sherwood Group Nominees will help achieve the Company’s goal of maximizing value for all of its stockholders. The Board recently added one new independent director in 2023, Joshua Horowitz. As a result, the current members of the Board possess a well-diversified range of experience and deep institutional knowledge of the Company. In contrast, the Sherwood Group Nominees own no shares (other than Sherwood) and have no institutional knowledge of the Company or expertise in its Alberta-based energy business. Based on information provided to the Company by the Sherwood Group, if all Sherwood Group Nominees were to be elected, the Company believes this would result in all directors having never served on the Board.

•
Your Board has a clear plan to enhance value for stockholders. Barnwell continues to take decisive action toward enhancing its financial and operational strength. To advance this work, Barnwell is winding down its Hawaiian presence, and will soon be transitioning most, if not all, of its accounting and other back-office functions and personnel to Calgary, Alberta.

•
In connection with our Hawaii wind down, Barnwell recently completed the sale of its wholly owned subsidiary, Water Resources International, Inc., for $1,050,000. Previously the Company sold discrete drilling assets for proceeds of $1,800,000 pursuant to a strategy Sherwood apparently endorsed. Proceeds from the sale will be used for general corporate purposes, with a focus towards reinvestment in the Company’s oil and gas operations.

•	Barnwell continues to have virtually no debt and has been seeking funding to drill new wells in the Twining field in Alberta when there is more certainty around U.S.-Canadian relations.

Your Board Has Sought to Constructively Engage with Sherwood To No Avail.

•
Over the past several years the Company has made numerous attempts to engage with Sherwood in good faith to avoid yet another threatened costly and distracting proxy contest and now a consent solicitation. Most recently, on several occasions, the Company offered to extend the 2023 Cooperation Agreement. The Company also offered to endorse a seven-person board which included five directors previously endorsed by Sherwood and this was rejected as well. We remain open to a settlement where the Sherwood Group would have appropriate representation in light of its 30% ownership interest (as it has for the last five years), but the Board is not prepared to give Sherwood sole control of the Company.

•	Sherwood and his counsel have repeatedly rebuffed our efforts to engage in a constructive dialogue.

The Sherwood Group Has Had Representation on the Board, which Only Led to Costly Distractions and the Sharing of Confidential Information with Sherwood.

•
Representatives of the Sherwood Group on the Board have repeatedly leaked confidential boardroom discussions to the Sherwood Group. Since the very first Sherwood Group nominees were placed on the Board in April 2020, there have been many communications between Sherwood and certain of the Company nominees wherein Sherwood would describe confidential matters under discussion by the Board that had not been previously announced. Several directors, current and former, have received frequent calls, texts and emails from Sherwood asking for specific actions to be taken or not to be taken, often with knowledge that could have only been obtained from a leak of boardroom discussions or other confidential information relayed to him.

•
Based on his actions, Stockholders should not expect Sherwood to be loyal to Barnwell. Earlier this year, as detailed in the section entitled “Background of the Sherwood Group Solicitation”, the Board learned that Sherwood made a significant investment in a competing Canadian oil and gas venture founded and controlled by one of Sherwood’s former director designees, who was a sitting member of the Barnwell Board at that time. A majority of Barnwell’s Board believes this arrangement was undertaken as a quid pro quo so that Sherwood’s nominee would execute on Sherwood’s self-serving agenda. Sherwood’s investment with a competitor of the Company was shocking in that it was enough capital to have allowed Barnwell to drill two new wells at its key Twining field in Alberta if he had invested in Barnwell rather than a competing company. Stockholders should question how Sherwood could purport to serve the best interests of the Company and its stockholders after making such an investment and should be concerned that he continues to seek “yes-men”, as opposed to healthy and unbiased input from an independent Board.

•	The Board intends to continue with its strategy to develop the Company’s valuable Twining field in Alberta, consistent with the Company’s fiduciary obligations to stockholders.

The Sherwood Group Has Consistently Violated Agreements with the Company.

•
It is self-evident that the Sherwood Group does not uphold its contractual obligations. One needs to look no further than the repeated violations by the Sherwood Group of the 2021 Cooperation Agreement and 2023 Cooperation Agreement (See “Background of the Sherwood Group Solicitation”) to understand that Sherwood routinely disregards his obligations when it suits his interests.

If the Sherwood Group Obtains Control of the Board, the Change of Control Provisions in Certain of the Company’s Material Contracts and Agreements May be Triggered.

•
If the Removal Proposal and the Board Election Proposal are approved and the Sherwood Group Nominees are elected to the Board, the change of control provisions contained in the Company’s 2018 equity incentive plan (the “2018 Equity Plan”), in the form filed with the SEC, and any award thereunder (including, but not limited to, stock options and restricted stock units granted to certain members of the Board), would be impacted if the consent solicitation is successful and the existing Board (or a majority thereof) is removed and replaced by the Sherwood Group nominees. In that circumstance, a “Change of Control” would be deemed to occur under the 2018 Equity Plan, which would result in the acceleration of the vesting of any unvested awards.

FOR THE FOREGOING REASONS, THE BOARD STRONGLY BELIEVES THAT THE SHERWOOD GROUP CONSENT SOLICITATION IS NOT IN THE BEST INTERESTS OF THE COMPANY’S STOCKHOLDERS. WE URGE STOCKHOLDERS TO REJECT THE SHERWOOD GROUP CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD TODAY.

CERTAIN LITIGATION

On March 26, 2025, the Company commenced a lawsuit against the Sherwood Group in the Delaware Chancery Court, seeking, among other remedies, declaratory judgment that the Defective Sherwood Nomination Notice was invalid and injunctive relief to enjoin the Sherwood Group from presenting its slate of nominees at the 2025 Annual Meeting due to the failure of the Sherwood Group to comply with the advance notice provisions of the Company’s Bylaws. While the Company and the Sherwood Group had agreed to expedited treatment in the Delaware Chancery Court, the Court declined to grant expedition of the lawsuit because, among other things, the Sherwood Group had not yet launched its proxy contest for the 2025 Annual Meeting and the Company had not yet set a date for the 2025 Annual Meeting. The case is pending and a hearing or trial on the merits has not yet been scheduled by the court. This ongoing litigation has no effect on the consent solicitation. If the outcome of the litigation is to invalidate the Defective Sherwood Nomination Notice, any director nominations made by the Sherwood Group will be disregarded at the 2025 Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION

Q:	Who is making this consent revocation solicitation?

A:	Your Board of Directors.

Q:	What are we asking you to do?

A:
We are asking you to fill out and return the WHITE Consent Revocation Card, which will record your action in opposition to the two proposals described in the Sherwood Group Consent Solicitation and revoke any consent that you may previously have delivered in favor of the proposals, and, by doing so, preserve your current Board, which will continue to act in your best interests.

Q:	What is a consent solicitation?

A:
Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents setting forth the corporate action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consents are delivered to the Company in the manner required under Delaware law. The Company’s certificate of incorporation does not prohibit stockholder action by written consent. This means that at least 50% plus one share of the Company’s outstanding shares must affirmatively approve the consent for it to be effective.

Q:	If I haven’t previously delivered a consent, do I have to do anything?

A:
No. If you support the position of your Board in opposition to the proposals put forward by the Sherwood Group, doing nothing—in other words, not returning either the blue consent card or the WHITE Consent Revocation Card—has the same effect as returning the WHITE card. This is because in order for any of the proposals to be approved, a certain number of shares must be affirmatively consented in favor of the proposal. There is, however, a good reason to return the WHITE card even in this scenario in that you will assist the Company in tracking the consent process.

Q:	If I have already delivered a consent, is it too late for me to change my mind?

A:	No. If you have already sent the blue consent card from Sherwood and wish to revoke said BLUE card, please send the signed WHITE consent revocation card.

Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and the Company’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a WHITE Consent Revocation Card, as discussed in the following question.

Q:	When will the consents become effective?

A:
Under Section 228 of the General Corporation Law of the State of Delaware (“DGCL”), a corporate action will become effective if valid, unrevoked consents signed by the holders of the requisite number of shares are delivered to the company within 60 days of the first date on which a consent is so delivered to the company. Under applicable provisions of the DGCL, March 14, 2025 is the record date for purposes of the Sherwood Group Consent Solicitation. On March 14, 2025, there were 10,053,534 shares of Common Stock outstanding. In order for any of the Removal Proposal, the Bylaw Restoration Proposal or the Board Election Proposal to be adopted the holders of a majority of the issued and outstanding shares of Common Stock as of March 14, 2025, or at least 5,026,768 shares of Common Stock, would be required for the Sherwood Group to validly deliver such written consent.

Q:	What is the effect of delivering a WHITE Consent Revocation Card?

A:
By marking the “REVOKE MY CONSENT” boxes on the enclosed WHITE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Sherwood Group. Marking “DO NOT REVOKE MY CONSENT” for a Sherwood Group Proposal will have no effect on any earlier dated consent that you may have delivered to the Sherwood Group with respect to such Sherwood Group Proposal, or if you have not previously delivered a consent to the Sherwood Group consenting to such Sherwood Group Proposal, will have no effect on the outcome of the consent solicitation. Marking “ABSTAIN” on the WHITE Consent Revocation Card for a Sherwood Group Proposal will be treated as an abstention on such Sherwood Group Proposal. The approval of the Sherwood Group Proposals requires the unrevoked consent to take the proposed actions of record holders of at least a majority of the outstanding shares of Common Stock as of the Record Date under Delaware law. An abstention with respect to a Sherwood Group Proposal would not be considered a consent to take the proposed action, and therefore an abstention on the WHITE Consent Revocation Card would have the effect of revoking any previously delivered consent.

If the WHITE Consent Revocation Card is signed and returned, it will be voted in accordance with your instructions. If no direction is made with respect to any Sherwood Group Proposal or all Sherwood Group Proposals, by signing and dating the WHITE Consent Revocation Card, you will be treated as having revoked your consent with respect to each Sherwood Group Proposal where no instruction was given, in accordance with the recommendations of the Board, except that you will not be deemed to have revoked your consent to the removal of any director, or the election of any director, whose name is written in the space provided on Sherwood Group Proposals 2 and 3.

Even if you have not submitted a blue consent card, we urge you to submit a WHITE Consent Revocation Card, as it will help us keep track of the progress of the consent process.

Q:	What happens if I do nothing?

A:
If you do not send in any consent that the Sherwood Group may send you and do not return the enclosed WHITE Consent Revocation Card, you will effectively be declining to give your consent to the Sherwood Group Proposals.

Q:	What does the Board of Directors recommend?

A:
Your Board of Directors strongly believes that the solicitation being undertaken by the Sherwood Group is not in the best interests of all of the Company’s stockholders for the reasons described above. Your Board of Directors opposes the solicitation by the Sherwood Group and urges stockholders to reject the solicitation and revoke any consent previously submitted.

Q:	Who should I call if I have questions about the solicitation?

A:	Please contact Okapi Partners LLC, the firm assisting us in soliciting the revocation of consents:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
+1 (877) 869-0171
Email: barnwell@okapipartners.com

THE CONSENT PROCEDURE

Voting Securities and Record Date

In accordance with Delaware law and the Company’s organizational documents, on March 4, 2025, the Board fixed March 14, 2025 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Sherwood Group Consent Proposals As of the Record Date, there were 10,053,534 shares of the Common Stock outstanding. Each share of the Common Stock outstanding as of the Record Date will be entitled to one vote per share.

Only stockholders of record as of the close of business on the Record Date are eligible to execute, withhold and revoke consents in connection with the Sherwood Group Proposals. Persons beneficially owning shares of the Common Stock (but not holders of record), such as persons whose ownership of the Common Stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the WHITE Consent Revocation Card on their behalf. You may execute, withhold or revoke consents at any time, provided that any such consent or revocation will be valid only if you were a stockholder of record of the Company as of the close of business on the Record Date and the consent or revocation was otherwise valid.

Effectiveness of Consents

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the corporation in the manner required by Delaware law. The Company’s certificate of incorporation does not prohibit stockholder action by written consent. Under Section 228 of the DGCL, a corporate action will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Common Stock outstanding as of the Record Date are delivered to the Company within 60 days of the first date on which a consent is so delivered to the Company. A Barnwell stockholder delivered a signed written consent on March 14, 2025, which means that valid, unrevoked consents signed by the holders of a majority of the shares of Common Stock outstanding as of the Record Date must be delivered no later than May 13, 2025, which is the date that is 60 days following the first date on which a consent was delivered to the Company.

Effect of WHITE Consent Revocation Card

The effect of a Consent Revocation Card is to revoke any consent that a stockholder may have previously given in response to the Sherwood Group Consent Solicitation. If you have not previously returned a blue consent card voting in favor of the proposals contained in the Sherwood Group Consent Solicitation, it is not strictly necessary to return a WHITE Consent Revocation Card because only shares affirmatively consenting in favor of a proposal may be counted. The Company strongly urges you to return the WHITE card in any event, however, since doing so will assist the Company in tracking the consent process.

If you have previously submitted a consent in favor of any of the proposals and wish to revoke that consent, you may do so by signing, dating and returning to the Company a WHITE Consent Revocation Card. We urge you to do so promptly, because the Sherwood Group Consent Proposals could become effective even before the expiration of the 60-day period if a sufficient number of unrevoked consents has been received. A consent may also be revoked by delivery of a written revocation of your consent to the Sherwood Group. Stockholders are urged, however, to return all consent revocations in the envelope provided or to Corporate Secretary at Barnwell Industries, Inc., 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813, Attention: Alexander Kinzler. The Company requests that if a revocation is instead delivered to the Sherwood Group, a copy of the revocation also be returned in the envelope provided so that the Company will be aware of all revocations.

Unless you specify otherwise, by signing and delivering the WHITE Consent Revocation Card, you will be deemed to have revoked consent to all of the Sherwood Group Consent Proposals.

The Company has retained Okapi Partners LLC (“Okapi”) to assist in communicating with stockholders in connection with the Sherwood Group Consent Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your WHITE Consent Revocation Card or any other questions, Okapi will be pleased to assist you. Please call Okapi toll free at +1 (877) 869-0171 or contact them by email at: barnwell@okapipartners.com.

If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to take action with respect to such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke consent for the shares of Common Stock held in your name. Please contact the person responsible for your account and direct him or her to execute the enclosed WHITE Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company, c/o Barnwell Industries, Inc., 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813, Attention: Alexander Kinzler, at the address or facsimile number set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE SHERWOOD GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE WHITE CONSENT REVOCATION CARD ACCOMPANYING THIS CONSENT REVOCATION STATEMENT. IF YOU SIGN BUT DO NOT INDICATE SPECIFIC INSTRUCTIONS ON THE WHITE CONSENT REVOCATION CARD WITH RESPECT TO THE SHERWOOD GROUP PROPOSALS, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO ALL SUCH PROPOSALS. “ABSTAIN” WILL HAVE THE EFFECT OF REVOKING A PRIOR CONSENT.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any blue consent cards. Instead, reject the solicitation efforts of the Sherwood Group promptly completing, signing, dating and returning the enclosed WHITE Consent Revocation Card in the envelope provided. Please be aware that if you sign a BLUE card but do not check any of the boxes on the card, you will be deemed to have consented to all of the Sherwood Group Consent Proposals.

Results of Consent Revocation Statement

The Company intends to notify stockholders of the results of the consent solicitation by filing the results with the SEC.

SOLICITATION OF REVOCATION

Cost and Method

The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s consent revocation solicitation (other than salaries and wages of officers and employees, but including costs of any litigation related to the solicitation) will be approximately $250,000, of which approximately $150,000 has been incurred as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations in person or by telephone or other forms of telecommunication, including facsimile and email.

The Company has retained Okapi as proxy solicitors, at an estimated fee of $50,000 plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations. Okapi will also assist the Company’s communications with its stockholders with respect to the consent revocation solicitation and such other advisory services as may be requested from time to time by the Company. Okapi estimates that approximately 25 of its employees will assist in the Company’s solicitation. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Common Stock. In addition, Okapi and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Participants in the Company’s Solicitation

Under applicable SEC regulations, the directors and certain executive officers of the Company are deemed to be “participants” in the Company’s solicitation of consent revocations. Please refer to the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Certain Information Regarding Participants in this Consent Revocation Solicitation” for information about our directors and officers who might be deemed to be participants in the solicitation.

APPRAISAL RIGHTS

Holders of shares of Common Stock do not have appraisal rights under Delaware law in connection with the Sherwood Group Consent Proposals or this Consent Revocation Statement.

INFORMATION ABOUT THE CURRENT DIRECTORS OF THE COMPANY

The following is information regarding each director of Company as of March 30, 2025

Name	Position Held with the Company	Age
Kenneth S. Grossman 1, 3A, 4	Vice Chairman of the Board of Directors, Director	68
Joshua S. Horowitz 1, 3, 4A	Director	47
Alexander C. Kinzler 2A	Executive Chairman of the Board of Directors, Director, Secretary, General Counsel	66
Douglas N. Woodrum 1A, 2, 3, 4	Director	67

1A Chair of the Audit Committee	[1] Member of the Audit Committee
2A Chair of the Reserves Committee	[2] Member of the Reserves Committee
3A Chair of the Compensation Committee	[3] Member of the Compensation Committee
4A Chair of the Nominating Committee	[4] Member of the Nominating Committee

Business Experience

Kenneth S. Grossman - Director since 2020. Vice Chairman of the Board of the Company since April 1, 2024 and from May 11, 2021 to June 30, 2022. Chairman of the Board of the Company from January 21, 2023 to March 31, 2024 and from April 15, 2020 to May 10, 2021. Investor and attorney specializing in companies undergoing and/or emerging from restructuring or reorganization; Senior Managing Director of Steppingstone Group, LLC. Mr. Grossman has been engaged as a professional investor and the management of capital as a buy-side principal since 1990. Mr. Grossman has served as an independent director of both private and public companies, and as a member of creditor, bank group and shareholder committees for other businesses and has extensive experience in advising investors as well as leading investors and partners with respect to distressed and other capital-challenged “special situation” companies. Mr. Grossman’s experience includes a strong network of relationships and management roles involving large portfolios in this investment sector maintained by multi-strategy and arbitrage firms. Admitted to the New York Bar in 1982, Mr. Grossman practiced law with Shea & Gould until 1989, where he specialized in bankruptcy, creditor’s rights and commercial litigation. More recently, Mr. Grossman utilized that experience in leadership roles and as a Director of Lehman Brothers Special Finance, Inc. and Signature Group Holdings, Inc. (formerly Fremont General Corporation), as they emerged from Chapter 11 bankruptcy. Mr. Grossman is currently a board member and/or special advisor for Concise Capital Management and a director of Nebraska Book Co, Inc.

Joshua S. Horowitz – Director since 2023. Portfolio Manager at Palm Management (US) LLC. Mr. Horowitz has held senior positions at Inverlochy Capital, an asset management firm, and Berggruen Holdings, the family office of Nicolas Berggruen. He began his career at Crossway Partners, a value strategy investment partnership. Mr. Horowitz holds a BS in Management, magna cum laude, from Binghamton University and also studied at the Bath School of Management in the United Kingdom. Mr. Horowitz also earned a NACD CERT Certificate in Cyber-Risk Oversight, issued by Carnegie Mellon University. Mr. Horowitz previously served as a Director of The Lincoln General Insurance Company (private), as well as 1347 Capital Corp (Nasdaq: TFSC), and is currently Chairman of the Board of Limbach Holdings (Nasdaq: LMB), a leading mechanical engineering concern. Since December 2023, he has served as Chairman of the Board of BK Technologies Corporation (NYSE: BKTI), a wireless communications company focused on the public safety market. Mr. Horowitz currently also serves as a board member of Kingsway Financial Services Inc. (NYSE: KFS), a holding company that owns or controls subsidiaries primarily in the business services and extended warranty industries. He has also served on the Board of NeuroMetrix (Nasdaq: NURO), a non-invasive medical device concern since April 2024. Mr. Horowitz formerly served on the Board of 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) and Minim, Inc. (Nasdaq: MINM), and was Interim Chairman of the Board of Birner Dental Management Services, Inc. (OTC: BDMS), where he led the Company’s sale to Mid Atlantic Dental Partners. Mr. Horowitz also was a Board Observer at Biomerica, Inc. (Nasdaq: BMRA). Mr. Horowitz’s background in management and the investment community gives him significant insight into corporate operations, investment opportunities, commodities and business issues facing the Company and his experience on numerous boards bring significant strategic, consensus-building and management skills to the Company.

Alexander C. Kinzler - Director since 1999. Executive Chairman of the Board since April 1, 2024. Chief Executive Officer of the Company from December 2016 to March 31, 2024. President and Chief Operating Officer of the Company from December 2002 to March 31, 2024, Secretary from April 1, 2024 and General Counsel of the Company since December 2001. Mr. Kinzler, an attorney, has been employed by the Company since 1984 in various capacities, including Vice President, Executive Vice President, and currently Secretary and General Counsel, and brings to the Board deep insight into the operations, challenges and complex issues facing the Company. He has served on the boards of directors of business groups including the Hawaii Leeward Planning Conference, and also brings to the Board significant operational, strategic, consensus-building and management skills from his years with the Company and legal background.

Douglas N. Woodrum - Director since 2020. Director of Liberated Syndication, Inc., a podcast hosting and targeted advertising company from 2021 to present. Director of MarkerScout, a private insurance distribution and underwriting company from 2002 to June 2023. Chief Financial Officer and Director of ChinaCast Education Corporation, a post- secondary and e-learning service provider in China from 2012-2016. Mr. Woodrum was appointed Director of ChinaCast Education Corporation, a China-based post-secondary education enterprise in January 2012 and was appointed CFO in March 2012. Shortly after being appointed CFO, Mr. Woodrum discovered fraud. From 2012-2016 Mr. Woodrum assisted in the recovery of several million dollars for its creditors. In late 2016 the shareholders and creditors requested and approved a Chapter 11 bankruptcy filing. From 2016-2018, during the bankruptcy period, Mr. Woodrum led the recovery of several additional millions of dollars for ChinaCast’s creditors. In late 2018, ChinaCast received court approval to close the bankruptcy proceedings. Portfolio analyst of Jayhawk Capital Management, a private equity firm focused on small and medium-sized businesses operating in China from 2006 - 2009. Chief Financial Officer of CNET Networks, Inc., a publicly traded on-line media company from 1997 - 2005. Chief Financial Officer of Heritage Media Corporation, a publicly traded diversified media company from 1993 - 1996. Mr. Woodrum received his B.B.A. in finance and accounting from the University of Iowa in 1979.

Other than Alexander C. Kinzler, each of the directors is independent as defined in Section 803(A) of the NYSE American listing standards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 30, 2025, with respect to the beneficial ownership of Barnwell’s Common Stock, the sole voting security of the Company, by (i) each person, or group of affiliated persons, known to the Company who beneficially owns more than 5% of the Common Stock, (ii) each director of the Company, (iii) the named executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership[1]	Percent Of Class
Joseph E. Magaro	401 Riversville Road Greenwich, Connecticut 06831	867,544	8.6%
Ned L. Sherwood	4731 North Highway A1A, Suite 213 Vero Beach, Florida 32963	3,006,033[2]	29.9%
Alexander C. Kinzler	1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813	999,500[3]	9.7%
Joshua S. Horowitz	1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813	339,143[4]	3.2%
Douglas N. Woodrum	1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813	216,230[5]	2.1%
Russell M. Gifford	1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813	160,000[6]	1.5%
Kenneth S. Grossman	1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813	162,595[7]	1.6%
Craig D. Hopkins	1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813	211,000[8]	2.0%
All directors and executive officers as a group (6 persons)		2,088,468[9]	19.9%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions that occurred during Barnwell’s fiscal years 2023 and 2024 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded the disclosure thresholds set forth in the applicable SEC rules and regulations, and in which any director, director nominee, executive officer, person known by us to be a holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

[1]
A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options. Each beneficial owner’s percentage of ownership is determined by assuming that options or conversion rights that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised. For purposes of the footnotes that follow, “currently exercisable” means options that are exercisable as of and within 60 days following the date of this table. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

[2]
Represents shares held as of May 31, 2024 as reported on Form 4 filed by Ned L. Sherwood. According to such filing, Mr. Sherwood may be deemed to beneficially own 3,006,033 shares of Common Stock of the Company, which includes (i) 2,767,995 shares of Common Stock of the Company held by MRMP Managers LLC, of which Mr. Sherwood is the chief investment officer, and (ii) 238,038 shares of Common Stock of the Company held by Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the beneficiary and trustee.

[3]	Includes 60,000 shares underlying options that are exercisable.

[4]
Includes 270,276 shares held by Palm Global Small Cap Master Fund LP (“Palm Global”) and 68,867 shares held directly by Mr. Horowitz including 45,539 Restricted Stock Units of which 15,689 are vested. Palm Management (US) LLC, as the investment manager of Palm Global may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Due to his position with Palm Global and Palm Management (US) LLC, Mr. Horowitz may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Mr. Horowitz expressly disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

[5]	Includes 50,000 shares underlying options that are exercisable and 45,539 Restricted Stock Units of which 15,689 are vested.

[6]	Includes 60,000 shares underlying options that are exercisable.

[7]	Includes 60,000 shares underlying options that are exercisable and 45,539 Restricted Stock Units of which 15,689 are vested.

[8]	Includes 60,000 shares underlying options that are exercisable and 126,000 Restricted Stock Units.

[9]
Includes shares underlying options that are exercisable: 60,000, for Mr. Kinzler; 60,000, for Mr. Gifford; 60,000, for Mr. Grossman and 50,000, for Mr. Woodrum; and 60,000 for Mr. Hopkins. For Mr. Hopkins, includes 126,000 Restricted Stock Units. For Messrs. Grossman and Woodrum includes 45,539 Restricted Stock Units of which 15,689 are vested.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file certain reports of beneficial ownership with the SEC. Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons, the Company believes that all of its officers, directors and greater than 10% beneficial owners, complied with all Section 16(a) filing requirements applicable to them during the Company’s most recently completed fiscal year.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2025 ANNUAL MEETING

Stockholders who intend to present proposals at the Company’s 2025 Annual Meeting under SEC Rule 14a-8 were required to have delivered such proposals to the Secretary of the Company no later than February 19, 2025. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2025 proxy materials. Notwithstanding the foregoing, in the event the date of 2025 Annual Meeting is changed by more than 30 days from the date of the 2025 Annual Meeting, all stockholder proposals must be submitted a reasonable time before a solicitation is made.

In accordance with our Bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the 2025 Annual Meeting but not submitted for inclusion in the proxy statement for our 2025 Annual Meeting pursuant to Rule 14a-8, must have been received by us no earlier than January 20, 2025 and no later than February 19, 2025, unless we change the date of our 2025 Annual Meeting more than 30 days before or more than 60 days after the date of our 2025 annual meeting, in which case stockholder proposals must be received by us no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting.

OTHER MATTERS

The only matters for which the participants intend to solicit revocations of consents are set forth in this Consent Revocation Statement. However, if consents are solicited by the Sherwood Group or any other person on any other matter, the participants may determine that it is in the best interests of the Company and its stockholders to solicit revocations of consents with respect to such additional matters.

ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS

Barnwell files annual, quarterly and current reports, proxy statements and other information with the SEC. Barnwell’s SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

If you would like to request documents from Barnwell (which are also available on the Company’s website at www.brninc.com), please send a request in writing or by telephone at the following address:

Barnwell Industries, Inc.
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(808) 531-8400
Attn: Alexander Kinzer

You should rely only on the information contained in this document to evaluate the Sherwood Group Consent Solicitation. Barnwell has not authorized anyone to provide you with information that differs from that contained in this document. This document is dated April 11, 2025. You should not assume that the information contained in this document is accurate as of any date other than that date.

Information on Barnwell’s Website

Information on Barnwell’s website is not part of this document, and you should not rely on that information in deciding whether to approve any of the proposals described in this document unless that information is also in this document.

This Consent Revocation Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as amended, may be viewed online at www.brninc.com, under “SEC Filings” in the “Investors” section. The Company has established a Code of Ethics. In addition, each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board acts under a written charter. All of these documents may be viewed online on the Company’s website at www.brninc.com under “Corporate Governance” in the “Investors” section.

FORWARD-LOOKING STATEMENTS

This Consent Revocation Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our expectations regarding the effect of the Sherwood Group Consent Solicitation, our ability to successfully solicit consents from our stockholders to reject the Sherwood Group Proposals, our ability to execute on drilling opportunities in Canada. our financial condition and strategies, and the other risks set forth in our filings with the United States Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Consent Revocation Statement. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HOUSEHOLDING PROXY MATERIALS

The Company has adopted a procedure approved by the SEC called “householding” that will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address may receive a single copy of the Annual Report on Form 10-K, Proxy Statement, Consent Revocation Statement or notice, as applicable, unless the stockholders notify the Company that they wish to receive individual copies. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, Annual Report on Form 10-K, Consent Revocation Statement or notice, as applicable, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Barnwell Industries, Inc., 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813, or (3) contact Alexander C. Kinzler, Barnwell’s Secretary, at: 808-531-8400. Upon a written or oral request to the address or telephone number above, Barnwell will promptly deliver a separate copy of the annual report and this Consent Revocation Statement to a Barnwell stockholder at a shared address to which a single copy of the Consent Revocation Statement was delivered. Barnwell stockholders who currently receive multiple copies at their address and would like to request “householding” of their communications should contact their broker.

IMPORTANT

The Board urges you NOT to return any blue consent card solicited from you by the Sherwood Group. If you have previously returned any such Consent Card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed WHITE Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the blue consent card.

For additional information or assistance, please contact our soliciting agent:

Okapi Partners, LLC

1212 Avenue of the Americas, 17th Floor
New York, New York 10036
+1 (877) 869-0171
Email: barnwell@okapipartners.com

CERTAIN INFORMATION REGARDING PARTICIPANTS
IN THIS CONSENT REVOCATION SOLICITATION

Transactions in the Common Stock During the Past Two Years

A list of all acquisitions and dispositions of the Common Stock made during the last two years by persons who may be deemed participants in the Company’s solicitation of revocations of consent is attached as Appendix A to this document.

Other Contracts, Arrangements, and Understandings with Participants

Except as otherwise set forth in this Consent Revocation Statement, to the best of the Company’s knowledge: (i) none of the participants in the Company’s solicitation of consent revocations is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither any of the participants nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Beneficial Ownership of the Common Stock by Associates of Participants

To the best of the Company’s knowledge, none of the participants in the Company’s solicitation of revocations of consent has any “associates” (as defined in Rule 14a-1 under the Exchange Act) who beneficially own any shares of the Common Stock.

Beneficial Ownership of Securities of the Company’s Subsidiaries

To the best of the Company’s knowledge, none of the participants in the Company’s solicitation of consent revocations beneficially owns, directly or indirectly, any securities of any parent or subsidiary of the Company.

REQUESTS FOR CERTAIN DOCUMENTS

You may obtain without charge the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, or any of the other corporate governance documents referred to in this Consent Revocation Statement by writing to:

Barnwell Industries, Inc.
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(808) 531-8400
Attn: Alexander C. Kinzler

These also are available on the SEC’s website at www.sec.gov or on the Company’s website at www.brninc.com.

APPENDIX A TO CONSENT REVOCATION STATEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, certain officers and certain other employees of the Company are considered “participants” with respect to the solicitation of consent revocations. The following sets forth certain information about the persons who are considered “participants.”

1.	Directors

The principal occupations or employment of the Company’s directors are set forth under the heading “Information About the Current Directors of the Company” in this Consent Revocation Statement. The names of the Company’s directors are set forth below, and the business address for all directors is: c/o Barnwell Industries, Inc., 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813.

Name
Kenneth S. Grossman
Joshua S. Horowitz
Alexander C. Kinzler
Douglas N. Woodrum

2.	Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and certain employees who are considered “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is Barnwell Industries, Inc., 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813.

Name	Principal Occupation
Craig D. Hopkins	President and Chief Executive Officer
Russell M. Gifford	Chief Financial Officer, Executive Vice President and Treasurer
Alexander C. Kinzler	Secretary and General Counsel

3.	Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Appendix A or in this Consent Revocation Statement, none of the persons listed above under “Directors” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of March 30, 2025, is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Consent Revocation Statement.

4.	Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (03/26/2023 through 03/26/2025)

Name	Date	# of Shares Acquired (Disposed)	Security Type	Transaction Code*
Alexander C. Kinzler	03/22/2023	10,000	Common Stock	P
Joshua S. Horowitz	04/24/2023	14,000	Common Stock	P
Joshua S. Horowitz	04/26/2023	6,244	Common Stock	P
Kenneth S. Grossman	05/11/2023	22,728	Common Stock	A
Douglas N. Woodrum	05/11/2023	11,363	Common Stock	A
Douglas N. Woodrum	06/09/2023	9,328	Common Stock	A
Joshua S. Horowitz	06/09/2023	9,328	Common Stock	A
Kenneth S. Grossman	06/09/2023	9,328	Common Stock	A
Douglas N. Woodrum	11/02/2023	19,084	Common Stock	A
Joshua S. Horowitz	11/02/2023	19,084	Common Stock	A
Kenneth S. Grossman	11/02/2023	19,084	Common Stock	A
Joshua S. Horowitz	12/20/2023	10,000	Common Stock	P
Joshua S. Horowitz	12/21/2023	3,209	Common Stock	P
Joshua S. Horowitz	12/22/2023	14,000	Common Stock	P
Joshua S. Horowitz	02/29/2024	1,208	Common Stock	P
Joshua S. Horowitz	03/01/2024	8,252	Common Stock	P
Joshua S. Horowitz	03/04/2024	2,203	Common Stock	P
Craig T. Hopkins	04/01/2024	5,000	Stock Option (Right to Buy)	A
Craig T. Hopkins	05/16/2024	60,000	Common Stock	A
Joshua S. Horowitz	08/21/2024	7,000	Common Stock	P
Joshua S. Horowitz	08/23/2024	10,096	Common Stock	P
Craig T. Hopkins	08/28/2024	5,000	Common Stock	P
Craig T. Hopkins	08/29/2024	5,000	Common Stock	P
Kenneth S. Grossman	10/24/2024	26,455	Common Stock	A
Joshua S. Horowitz	10/24/2024	26,455	Common Stock	A
Douglas N. Woodrum	10/24/2024	26,455	Common Stock	A
Craig T. Hopkins	01/09/2025	45,000	Common Stock	A
Craig T. Hopkins	01/09/2025	21,000	Common Stock	A
Craig T. Hopkins	01/17/2025	10,000	Common Stock	P

*	Transaction Codes

A – Grant, award or other acquisition pursuant to Rule 16b-3(d)
F – Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3
P – Open market or private purchase of non-derivative or derivative security

5.	Miscellaneous Information Concerning Participants

Except as described in this Appendix A or in this Consent Revocation Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since October 1, 2023, or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix A or in this Consent Revocation Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Appendix A or in this Consent Revocation Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or in this Consent Revocation Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since October 1, 2023, with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or in this Consent Revocation Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon with respect to this consent revocation.

WHITE CONSENT REVOCATION CARD

CONSENT REVOCATION
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
BARNWELL INDUSTRIES, INC.

The undersigned, a record holder of Barnwell Industries, Inc.’s (the “Company”) common stock, par value $0.50 per share (the “Common Stock”), acting with respect to all shares of the Common Stock held by the undersigned at the close of business on the record date for the Sherwood Consent Solicitation (as defined below), hereby acts as follows, in connection with the opposition by the board of directors of the Company (the “Board”) to the solicitation of written consents from the Company’s stockholders (the “Sherwood Consent Solicitation”) by Ned L. Sherwood, MRMP-Managers LLC, and Ned L. Sherwood Revocable Trust (collectively, the “Sherwood Group”), to take the following actions without a meeting of the stockholders of the Company.

Marking “REVOKE MY CONSENT” OR “ABSTAIN” on this WHITE consent revocation card (this “Consent Revocation Card”) for any of the Sherwood Group’s proposals set forth on this Consent Revocation Card (collectively, the “Sherwood Group Proposals”), will have the effect of revoking any prior consent to such Sherwood Group Proposal. Marking “DO NOT REVOKE MY CONSENT” on this WHITE Consent Revocation Card for a Sherwood Group Proposal will have no effect on any earlier dated consent that you may have delivered to the Sherwood Group with respect to such Sherwood Group Proposal or, if you have not previously delivered a consent to the Sherwood Group consenting to such Sherwood Group Proposal, will have no effect on the outcome of the Sherwood Group Consent Solicitation.

If this WHITE Consent Revocation Card is signed and returned, it will be acted upon in accordance with your instructions. You will also be authorizing the Company to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. If no direction is made with respect to any proposal or all proposals, by signing and dating this WHITE Consent Revocation Card, the undersigned will be treated as having revoked its consent with respect to each proposal where no instruction was given, except that the undersigned will not be deemed to have revoked its consent to the removal of any director whose name is written in the space provided.

If you have previously signed and returned the Sherwood Group’s blue consent card, you have every right to change your decision and revoke your consent prior to the date the consents become effective. Whether or not you have signed the blue consent card, THE BOARD URGES YOU TO MARK “REVOKE MY CONSENT” ON EACH OF THE SHERWOOD GROUP PROPOSALS SET FORTH HEREIN.

YOUR BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF OUR STOCKHOLDERS AND OPPOSES THE SHERWOOD GROUP CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY BLUE CONSENT CARD SENT TO YOU BY THE SHERWOOD GROUP BUT INSTEAD TO SIGN, DATE AND PROMPTLY RETURN THIS WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

INSTRUCTIONS: FILL IN BOXES “☐” IN BLACK OR BLUE INK

The Board recommends that you mark “REVOKE MY CONSENT” to each Sherwood Group Proposal below:

Sherwood Group Proposal 1 — Repeal any amendment to the Company’s bylaws that is made by the Board and becomes effective on or after February 4, 2025 and prior to such proposal becoming effective:

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT	ABSTAIN
☐	☐	☐

Sherwood Group Proposal 2 — The removal of the current members of the Board of Directors of Barnwell consisting of Kenneth S. Grossman, Joshua S. Horowitz, Alexander C. Kinzler, and Douglas. N. Woodrum.

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT	ABSTAIN
☐	☐	☐

INSTRUCTIONS: To revoke your consent or not revoke your consent or abstain to the removal of all the persons named in Sherwood Group Proposal 2, check the appropriate box above. If you wish to revoke your consent to the removal of certain of the persons named in Sherwood Group Proposal 2, but not all of them, check the “revoke my consent” box above and write the name of each such person for whom you do not wish to revoke your consent in the space provided below.

PLEASE SIGN AND DATE THIS REVOCATION BELOW:

Sherwood Group Proposal 3 — The election to the Board of Directors of Barnwell of James C. Cornell, Heather Isidoro, Stuart I. Oran, Ned L. Sherwood and Gregory W. Sullivan, to serve on the Board of Directors until the 2026 annual meeting of the stockholders of the Company or his or her earlier resignation or removal.

REVOKE MY CONSENT	DO NOT REVOKE MY CONSENT	ABSTAIN
☐	☐	☐

INSTRUCTION: To revoke your consent, not revoke your consent or abstain from consenting to the election of all the persons named in Sherwood Group Proposal 3, check the appropriate box above. If you wish to revoke your consent to the election of certain of the above-named persons, but not all of them, check the “revoke my consent” box above and write the name of each such person for whom you do not wish to revoke your consent in the space provided below.

PLEASE SIGN AND DATE THIS REVOCATION BELOW:

Signature (Capacity)	Date

Signature (If Jointly Held) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Internet voting: www.okapivote.com/BRN2025